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                                                                     EXHIBIT 5.2

INTERNAL REVENUE SERVICE                DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
915 SECOND AVENUE, MS 510
SEATTLE, WA 98174
                                        Employer Identification Number:
Date: Sept. 13, 1996                        82-0156045
                                        File Folder Number:
POTLATCH CORPORATION                        680007374
c/o ROBERT HEIMBICHNER                  Person to Contact:
PILLSBURY MADISON & SUTRO                   DEBRA WITSOE
P.O. BOX 7880                           Contact Telephone Number:
SAN FRANCISCO, CA 94120-7880                (206) 220-6080
                                        Plan Name:
                                            POTLATCH CORPORATION SAVINGS PLAN
                                            FOR HOURLY EMPLOYEES
                                        Plan Number: 039

Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated July 19, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        This determination letter is applicable for the amendment(s) adopted on December 21, 1994.

        This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees treated as collectively bargained employees.

        This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

        This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

                                                             Letter 835 (DO/CG)
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POTLATCH CORPORATION


        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,


                                       /s/ STEVEN A JENSEN
                                       --------------------------
                                       Steven A. Jensen
                                       District Director

Enclosure(s):
Publication 794
Addendum


                                                             Letter 835 (DO/CG)
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POTLATCH CORPORATION


This plan also satisfies the requirements of Code section 401(k).

This determination letter applies to the Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho, and to the proposed amendments submitted in your letter dated July 19, 1996, which included the change of the Plan name to Potlatch Corporation Savings Plan for Hourly Employees.


                                                             Letter 835 (DO/CG)